Exhibit 99.1

PRESS RELEASE

Investor Relations:	Media: Corey Henry
Email: InvestorRelations@pmi.com	Email: Corey.Henry@pmi.com
Stamford, CT: +1 (203) 905 2413	Phone: +1 (202) 679 7296
Lausanne: +41 (0) 58 242 4500

Philip Morris International Announces Group CFO Succession

STAMFORD, CT – May 20, 2026 – Philip Morris International Inc. (PMI) (NYSE: PM) announced today that Massimo Andolina has been appointed Group Chief Financial Officer, effective August 1, 2026, reporting to Jacek Olczak, Group CEO PMI. Massimo succeeds Emmanuel Babeau, who will remain with the Company until March 31, 2027 as Strategic Advisor to the Group CEO PMI, to ensure a smooth CFO transition.

“Massimo is a highly respected leader with a deep knowledge of PMI and a strong track record of driving innovation, business growth, and people development,” said Jacek Olczak, Group CEO PMI. “I am confident that his experience, business judgment, and leadership will serve him extremely well in his new role as we continue to deliver best-in-class growth and sustainable performance for shareholders.

I would like to warmly thank Emmanuel for his leadership and strong delivery over the past 6 years, a period of remarkable success for our smoke-free business, with strong financial performance and excellent shareholder returns.”

Mr. Andolina joined PMI in 2008, and over the course of his journey, he has made significant contributions across the organization in a number of senior operational and strategic roles.

Since being appointed President, Europe Region in 2023, Mr. Andolina’s responsibilities have included the execution of strategic and operational priorities, as well as the financial performance of the largest region and most advanced smoke-free geography in the group. Under Mr. Andolina’s leadership the Europe Region delivered robust top and bottom-line growth, underpinned by excellent smoke-free progress at-scale and resilient combustibles performance. He led significant regional organizational changes to strengthen management depth, improve financial discipline, and accelerate sustainable growth, while remaining a visible advocate for innovation, people development and constructive engagement with external stakeholders across Europe.

From 2018 to 2023, Mr. Andolina served as PMI’s Senior Vice President, Global Operations, where he led a supply chain and manufacturing organization of over 30,000 people in an increasingly complex environment with significant external volatility. Mr. Andolina implemented a number of enterprise-wide transformation initiatives and operational efficiencies, many of which continue to benefit the company today, contributing to sustained improvements in PMI’s gross margin while enhancing resilience. Earlier, from 2016 to 2017, he served as Vice President, PMI Transformation, playing an important role at a pivotal moment in the company’s evolution.

Prior to joining PMI, Mr. Andolina held a number of strategic and business development roles at other large multinational corporations. He holds a Master of Science in Mechanical and Industrial Engineering from the University of Palermo, and an MBA from IMD in Lausanne.

Mr. Babeau was appointed Chief Financial Officer in May 2020 and joined PMI with extensive experience of transformation and Finance leadership across several industries, including at Schneider Electric and Pernod Ricard. Over the past six years, Mr. Babeau has made a significant contribution to both PMI’s strong financial performance and its evolution into a recognized growth company, including through the acquisition of Swedish Match in 2022 and a substantial increase in the share of net revenues derived from our smoke-free business, which reached 43% in Q1 2026.

Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. Our smoke-free products are available for sale in over 105 markets, and as of December 31, 2025, PMI estimates they were used by over 43 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 43% of PMI’s first-quarter 2026 total net revenues. Since 2008, PMI has invested over $16 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness areas. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.
Forward-Looking and Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding business plans and strategies. Achievement of future results is subject to risks, uncertainties, and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: marketing and regulatory restrictions that could reduce our competitiveness, disrupt our SFP commercialization efforts, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; excise tax increases and discriminatory tax structures; health concerns relating to the use of tobacco and other nicotine-containing products; litigation related to tobacco and/or nicotine products and intellectual property rights; intense competition; inability to anticipate changes in adult consumer preferences; use and reliance on third-parties; the adverse effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; geopolitical instability affecting international trade; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; continued decline of tax-paid cigarettes; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, sustained periods of elevated inflation, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; disruptions in the credit markets or changes to its credit ratings; recent and potential future tariffs imposed by the U.S. and other countries; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as product components for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful, in key markets or systemically, in its efforts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity; if there are prolonged disruptions of facilities used to produce its products; if it is unable to enter new markets or improve its margins through increased prices and productivity gains; if other market participants are more successful in their SFP commercialization efforts; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI’s Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2025 and Quarterly Report on Form 10-Q for the first quarter ended March 31, 2026. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.